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                                                                    Exhibit 23.1

                               CONSENT OF KPMG LLP



The Board of Directors
Corn Products International, Inc.



We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-43479, 333-43525, 333-71573, 333-75844, and 333-33100) and
Form S-3 (No. 333-83557) of Corn Products International, Inc. of our report dated January 22, 2002, relating to the consolidated balance sheets of Corn Products International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, which report is included in the December 31, 2001 annual report on Form 10-K/A of Corn Products International, Inc. Our report contains an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standards No. 133, as amended, as of January 1, 2001.

                                                     /s/ KPMG LLP


Chicago, Illinois
June 25, 2002